Exhibit 99.2

PROXY

SOLARMAX TECHNOLOGY, INC.

Special Meeting of Stockholders – November , 2021

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David Hsu and Stephen Brown and each of them acting singly, with full power of substitution or revocation, proxy for the undersigned, to vote at the Special Annual Meeting of Stockholders of SolarMax Technology, Inc. (the “Company”), to be held at 7:00 a.m., local time, on , , 2021, at the offices of the Company, 3080 12th Street, Riverside, California 92507, and at any adjournment or adjournments thereof, according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present.

(1) To approve the agreement and plan of merger dated as of October 27, 2020 (as amended or supplemented from time to time, the “Merger Agreement”) by and among Alberton Acquisition Corporation, a British Virgin Island corporation (together with its successors, including, following its continuation as a Nevada corporation after the Domestication (as defined below), “Alberton”), (ii) Alberton Merger Subsidiary Inc., a Nevada corporation and a wholly-owned subsidiary of Alberton (“Merger Sub”), and (iii) the Company, and the transactions contemplated by the Merger Agreement, including the merger of the Company with Merger Sub and issuance of the merger consideration thereunder (collectively, the “Business Combination”) all as set forth in the proxy statement/prospectus dated November , 2021

[    ] FOR [    ] AGAINST [    ] ABSTAIN

(2) In favor a proposal to adjourn the SolarMax Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if it is determined by SolarMax that more time is necessary or appropriate to consummate the Business Combination.

[    ] FOR [    ] AGAINST [    ] ABSTAIN

all as set forth in the proxy statement/ prospectus, dated November , 2021.

The shares represented by this proxy will be voted on Items 1 and 2 as directed by the stockholder, but if no direction is indicated, will be voted FOR Items 1 and 2.

If you plan to attend the meeting please indicate below:

I plan to attend the meeting |_|

Dated: _________________________

Address, if changed since last proxy:	(Signature(s))

(Print Name)

Please sign and print exactly as name(s) appear
hereon. When signing as attorney,
executor, administrator, trustee or
guardian, please give full title as such.

Please date, sign and mail this proxy in
the enclosed envelope, which requires no
postage if mailed in the United States.